Exhibit 10.64

Termination Agreement

This Termination Agreement, hereinafter referred to as “Agreement,” is made and entered into this 30th day of September, 2024 (the “Effective Date”), by and between the following parties:

[1] K Enter Holdings Inc. (“K Enter”), a company incorporated in Delaware with its registered address at 16192 Coastal Highway, Lewes, Delaware, United States; and

[2] Lee & Ko, a yuhan-hoesa incorporated in the Republic of Korea with its registered address at Hanjin Building, 63 Namdaemun-ro, Jung-gu, Seoul, Republic of Korea

K Enter and Lee & Ko are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties have previously entered into a legal advisory engagement agreement (the “Original Engagement Agreement”), which is hereto attached, on February 24, 2023.

WHEREAS, the Parties have mutually agreed that it is the intent of and in the best interest of the Parties to rescind and terminate the Original Engagement Agreement and wish to execute this Agreement to terminate the Original Engagement Agreement.

NOW, THEREFORE, in consideration of the foregoing, the Parties hereby agree as follows.

1.	In connection with the Original Engagement Agreement, the parties hereby agree that the agreement shall be terminated on the Effective Date.

2.	In case the Original Engagement Agreement terminates pursuant to Paragraph 1 above, Lee & Ko hereby consents to the transfer of all rights and duties of K-Enter under the Original Engagement Agreement to GF Korea Co., Ltd., and K-Enter no longer holds any rights and/or obligations under the Original Engagement Agreement. As a result, K-Enter is fully and unconditionally released from all rights and/or duties under the Original Engagement Agreement.

3.	Notwithstanding the transfer of all rights and duties of K-Enter to GF Korea Co., Ltd., all rights and duties of Lee & Ko remain unchanged, and Lee & Ko shall continue to provide legal advisory services to K-Enter for successful consummation of the proposed merger relating to the NASDAQ SPAC listing, thereby supporting the economic wellbeing of GF Korea Co., Ltd. as the major shareholder of K-Enter.

※	Attachment: Original Engagement Agreement executed on February 24, 2023

IN WITNESS WHEREOF, each of the Parties has caused to prepare, sign and seal two (2) duplicate originals of this Agreement and obtain one (1) original each.

2024. 9. 30.

Signed by:	/s/ Tan, Chin Hwee
Name:	Tan, Chin Hwee
Title:	Executive Chairman

For and on behalf of

K Enter Holdings Inc.

Signed by:	/s/ Lee, Yong Ji
Name:	Lee, Yong Ji
Title:	Partner

For and on behalf of

Lee & Ko